UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/01/2004

Unitrin, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-18298

DE	95-4255452
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One East Wacker Drive
Chicago, IL 60601
(Address of Principal Executive Offices, Including Zip Code)

312-661-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

As more fully described in the press release issued by the registrant on October 1, 2004, attached hereto as Exhibit 99.01 and incorporated by reference herein, the registrant announced that it expects that its net losses resulting from Hurricanes Charley, Frances and Ivan combined will be less than $15 million after-tax. The registrant had previously disclosed that its net losses from Hurricanes Charley and Frances combined would be less than $10 million after-tax.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Unitrin, Inc.

Date: October 04, 2004.	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.01	Press Release dated October 1, 2004